NOTICE OF GRANT - RESTRICTED STOCK UNITS
Name of Holder:
Mary Margaret H Georgiadis

Plan:	Amended and Restated 2010 Equity and Long-Term Compensation Plan
Grant Date:	2/8/2017
Number of Restricted Stock Units:	194,072
Vesting Schedule:	Three-year vesting, as set forth below

Subject to the provisions of the Amended and Restated 2010 Equity and Long-Term Compensation Plan and the Grant Agreement accompanying this Notice of Grant (the “Grant Agreement”) and you not experiencing a Severance (as defined in the Amended and Restated 2010 Equity and Long-Term Compensation Plan and as provided in Section 3 of the Grant Agreement), this grant of Restricted Stock Units (“RSUs”) shall vest with regard to the following percentages of RSUs on the dates shown below:

Cumulative Percent Vested	Vesting Schedule*	Scheduled Vesting Date
50%	50% (“First Vested RSUs”)	2nd anniversary of grant date
100%	50% (“Final Vested RSUs”)	3rd anniversary of grant date
Any fractional amount that, as a result of any rounding, does not vest with respect to the First Vested RSUs shall be counted toward the amount vesting in the Final Vested RSUs. With respect to the Final Vested RSUs, the amount of RSUs vesting thereunder shall be such that 100% of the aggregate number of RSUs shall be cumulatively vested on the third anniversary of the Grant Date.

Mattel, Inc. 333 Continental Boulevard El Segundo, CA 90245	Type of Grant: Restricted Stock Unit	Mattel's ID:	95-1567322

BY ELECTRONICALLY ACCEPTING THE RSUS, YOU AGREE THAT (i) SUCH ACCEPTANCE CONSTITUTES YOUR ELECTRONIC SIGNATURE IN EXECUTION OF THE GRANT AGREEMENT AND SUCH ELECTRONIC SIGNATURE CONSTITUTES LEGAL ACCEPTANCE OF THE GRANT AGREEMENT; (ii) YOU AGREE TO BE BOUND BY THE PROVISIONS OF THE PLAN AND THE GRANT AGREEMENT; (iii) YOU HAVE REVIEWED THE PLAN AND THE GRANT AGREEMENT IN THEIR ENTIRETY, HAVE HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO ACCEPTING THE RSUS AND FULLY UNDERSTAND ALL OF THE PROVISIONS OF THE PLAN AND THE GRANT AGREEMENT; (iv) YOU HAVE BEEN PROVIDED WITH A COPY OR ELECTRONIC ACCESS TO A COPY OF THE U.S. PROSPECTUS FOR THE PLAN AND THE TAX SUPPLEMENT TO THE U.S. PROSPECTUS FOR YOUR COUNTRY, IF APPLICABLE; AND (v) YOU HEREBY AGREE TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS ARISING UNDER THE PLAN AND THE GRANT AGREEMENT.

Do not detach this Notice of Grant from the Grant Agreement that follows.

GRANT AGREEMENT FOR
RESTRICTED STOCK UNITS UNDER THE
MATTEL, INC. AMENDED AND RESTATED
2010 EQUITY AND LONG-TERM COMPENSATION PLAN

This is a Grant Agreement (this “Grant Agreement”) between Mattel, Inc. (“Mattel”) and the individual (the “Holder”) named in the Notice of Grant – Restricted Stock Units (the “Notice”). The Notice accompanying this Grant Agreement is deemed a part of this Grant Agreement.
Recitals
Mattel has adopted the Amended and Restated 2010 Equity and Long-Term Compensation Plan, as may be amended from time to time (the “Plan”), for the granting to selected employees of awards based upon shares of Common Stock of Mattel. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Plan. This Grant Agreement incorporates certain provisions required by the terms of the Mattel, Inc. Executive Severance Plan B and related participation letter agreement, each as may be amended from time to time (the “Severance Plan”).
Restricted Stock Units
1.Grant. Effective as of the grant date specified in the Notice (the “Grant Date”), Mattel grants to the Holder the number of restricted stock units based on shares of Common Stock set forth in the Notice (the “Units”), subject to adjustment, forfeiture and the other terms and conditions set forth in the Notice and this Grant Agreement. Mattel and the Holder acknowledge that the Units (a) are being granted hereunder in exchange for the Holder’s agreement to provide services to the Company after the Grant Date, for which the Holder will otherwise not be fully compensated, and which the Company deems to have a value at least equal to the aggregate par value of the shares, if any, that the Holder may become entitled to receive under this Grant Agreement; (b) will, except as provided in Section 3, be forfeited by the Holder if the Holder’s Severance occurs before they vest; and (c) are subject to cancellation if the Holder engages in certain conduct detrimental to the Company, in each case as more fully set forth in this Grant Agreement and the Plan.
2.Normal Vesting. Except as otherwise provided in Section 3, the Units shall vest in the time and manner set forth in the Notice.
3.Consequences of the Holder’s Severance. The consequences of the Holder’s Severance shall be as follows, subject to Section 4 below.

(a)	In the case of the Holder’s Severance for Cause, the Units that have not yet vested shall be forfeited as of the date of the Severance.

(b)	In the case of the Holder’s Severance that constitutes a Covered Termination or a termination for Good Reason (each as defined in the Severance Plan) or occurs as a result of death or Disability, the Units that have not yet vested shall vest as of the date of the Severance.

(c)	In the case of the Holder’s Severance in all other circumstances, the Units that have not yet vested shall be forfeited as of the date of the Severance.

4.Termination, Rescission and Recapture. The Holder specifically acknowledges that the Units and any shares of Common Stock or cash delivered in settlement thereof are subject to the provisions of Section 19 of the Plan, entitled “Termination, Rescission and Recapture,” which can cause the forfeiture of the Units and/or the recapture of any shares of Common Stock and/or cash delivered in settlement thereof and/or the proceeds of the sale of any such shares of Common Stock. Except as provided in the next sentence, as a condition of the vesting and settlement of the Units, the Holder will be required to certify that he or she is in compliance with the terms and conditions of the Plan (including the conditions set forth in Section 19 of the Plan) and, if a Severance has occurred, to state the name and address of his or her then-current employer or any entity for which the Holder performs business services and his or her title, and shall identify any organization or business in which the Holder owns a greater-than-five-percent equity interest. Section 19 of the Plan is inapplicable, and accordingly such certification shall not be required, after a Severance of the Holder that occurs within the 24-month period after a Change in Control.
5.Consequences of Vesting. Upon the vesting of a Unit, Mattel shall settle each Unit by delivering to the Holder on or within five (5) business days following the vesting date of such Unit one share of Common Stock or a cash payment equal to the Fair Market Value of a share of Common Stock as of the date of such vesting (the “Settlement Date”) for each Unit that so vested, as Mattel may in its sole discretion determine (and Mattel may settle some Units in shares of Common Stock and some in cash), subject to Section 7 below. In the case of Units settled by delivery of shares of Common Stock, Mattel shall (a) issue or cause to be delivered to the Holder one or more stock certificates representing such shares, or (b) cause a book entry for such shares to be made in the name of the Holder.
6.Code Section 409A. Mattel believes that the Units do not constitute “deferred compensation” within the meaning of Section 409A of the Code. If Mattel determines after the Grant Date that an amendment to this Grant Agreement is necessary or advisable to ensure that the Units will not be subject to Section 409A, or alternatively to ensure that they comply with Section 409A, it may make such amendment, effective as of the Grant Date or at any later date, without the consent of the Holder.
7.Tax Withholding. The Company shall withhold from the cash and/or shares of Common Stock deliverable in settlement of the Units, an amount necessary to satisfy the income taxes, social taxes, payroll taxes and other taxes required to be withheld in connection with such vesting and settlement. If such payment is in the form of shares of Common Stock deliverable on the Settlement Date, the Fair Market Value of such shares on the Settlement Date shall not exceed the sums necessary to pay the tax withholding based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income, rounded up to the nearest whole number of shares (unless higher withholding is permissible without adverse accounting consequences to Mattel). If any such taxes are required to be withheld at a date earlier than the Settlement Date, then notwithstanding any other provision of this Grant Agreement, the Company may (a) satisfy such obligation by causing the forfeiture of a number of Units having a Fair Market Value on such earlier date equal to the amount necessary to satisfy the minimum required amount of such withholding (unless higher withholding is permissible without adverse accounting consequences to Mattel), or (b) make such other arrangements with the Holder for such withholding as may be satisfactory to the Company in its sole discretion.
8.Compliance with Law.

(a)
No shares of Common Stock shall be issued and delivered pursuant to a vested Unit unless and until all applicable registration requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any national securities exchange on which the shares of Common Stock is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been complied with and are in full force. In particular, the Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

(b)
If any provision of this Grant Agreement is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Grant Agreement is determined to be illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law, but the other provisions of this Grant Agreement shall remain in full force and effect.

9.Assignability. The Units shall not be transferable by the Holder, other than upon the death of the Holder in accordance with such beneficiary designation procedures or other procedures as Mattel may prescribe from time to time.
10.Certain Corporate Transactions. In the event of certain corporate transactions, the Units shall be subject to adjustment as provided in Section 17 of the Plan. In the event of a Change in Control, subject to Section 4 above, these Units shall be subject to the provisions of Section 18 of the Plan.
11.No Additional Rights.

(a)
Neither the granting of the Units nor their vesting or settlement shall (i) affect or restrict in any way the power of Mattel to take any and all actions otherwise permitted under applicable law, (ii) confer upon the Holder the right to continue in the employment of or performing services for the Company, or (iii) interfere in any way with the right of the Company to terminate the services of the Holder at any time, with or without Cause.

(b)
The Holder acknowledges that (i) this is a one-time grant, (ii) the making of this grant does not mean that the Holder will receive any similar grant or grants in the future, or any future grants at all, and (iii) this grant does not in any way entitle the Holder to future grants under the Plan, if any, and Mattel retains sole and absolute discretion as to whether to make any additional grants to the Holder in the future and, if so, the quantity, terms, conditions and provisions of any such grants.

(c)
Without limiting the generality of subsections (a) and (b) immediately above and subject to Section 3 above, if there is a Severance of the Holder, the Holder shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit relating to the Units or under the Plan which he or she might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

12.Rights as a Stockholder. The Holder shall not have any rights as a stockholder with respect to any shares represented by the Units unless and until shares of Common Stock have been issued in settlement thereof.
13.Data Privacy Consent.

(a)
The Company hereby notifies the Holder of the following in relation to the Holder's personal data and the collection, processing and transfer of such data in relation to the grant of the Units and the Holder's participation in the Plan, pursuant to applicable personal data protection laws. The collection, processing and transfer of the Holder's personal data is necessary for Mattel’s administration of the Plan and the Holder's participation in the Plan, and the Holder's denial and/or objection to the collection, processing and transfer of personal data may affect the Holder's ability to participate in the Plan. As such, the Holder voluntarily acknowledges, consents and agrees (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.

(b)
The Company holds certain personal information about the Holder, including (but not limited to) the Holder's name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Units or any other entitlement to shares of Common Stock awarded, canceled, purchased, vested, unvested or outstanding in the Holder's favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Holder or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing the Holder's participation in the Plan. The data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Holder's country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Holder's participation in the Plan.

(c)
The Company will transfer Data as necessary for the purpose of implementation, administration and management of the Holder's participation in the Plan, and the Company may further transfer Data to any third parties assisting Mattel in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, the United States or elsewhere throughout the world. The Holder hereby authorizes (where required under applicable law) the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Holder's participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on the Holder's behalf to a broker or other third party with whom the Holder may elect to deposit any shares of Common Stock acquired pursuant to the Plan.

(d)
The Holder may, at any time, exercise the Holder's rights provided under applicable personal data protection laws, which may include the right to (i) obtain confirmation as to the existence of the Data, (ii) verify the content, origin and accuracy of the Data, (iii) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (iv) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Holder's participation in the Plan. The Holder may seek to exercise these rights by contacting the Holder's local HR manager.

14.Compliance with Plan. The Units and this Grant Agreement are subject to, and Mattel and the Holder agree to be bound by, all of the terms and conditions of the Plan, as it shall be amended from time to time, and the rules, regulations and interpretations relating to the Plan as may be adopted by the Committee, all of which are incorporated herein by reference. No amendment to the Plan or this Grant Agreement shall adversely affect the Units without the consent of the Holder. In the case of a conflict between the terms of the Plan and this Grant Agreement, the terms of the Plan shall govern and this Grant Agreement shall be deemed to be modified accordingly.
15.Electronic Delivery. Mattel will deliver any documents related to the Units and the Holder’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means unless otherwise determined by Mattel in its sole discretion.  The Holder hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by Mattel or a third party designated by Mattel.
16.No Advice Regarding Grant. Mattel is not providing any tax, legal or financial advice, nor is Mattel making any recommendations, regarding the Holder’s participation in the Plan or the Holder’s acquisition or sale of the underlying shares of Common Stock. The Holder is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
17.Governing Law. The interpretation, performance and enforcement of this Grant Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

Notwithstanding any provision of this Grant Agreement to the contrary, if the Holder does not accept the Units (in accordance with the method specified by Mattel) by the six month anniversary of the date of grant, the Units will be deemed accepted by Mattel, and the Holder shall be subject to the terms and conditions of the Plan and this Grant Agreement.